      As filed with the Securities and Exchange Commission on May 31, 2002
                                                   Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Ultra Petroleum Corp.
             (Exact name of Registrant as specified in its charter)

       Yukon Territory, Canada                             n/a
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

                    16801 Greenspoint Park Drive, Suite 370
                              Houston, Texas 77060
                                 (281) 876-0120
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             Charlotte H. Kauffman
                         1200 Summit Avenue, Suite 700
                            Fort Worth, Texas 76102
                                 (817) 335-5922
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                    copy to:
                              George G. Young III
                             Haynes and Boone, LLP
                         1000 Louisiana St., Suite 4300
                              Houston, Texas 77002
                           Telephone: (713) 547-2081
                            Telecopy: (713) 547-2600

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Title of Each Class of         Proposed Maximum
      Securities to be           Aggregate Offering     Amount of Registration
        Registered(1)                 Price(2)                   Fee
------------------------------------------------------------------------------
Common Shares (no par value
 per share)..................
Preferred Shares (no par
 value per share)............
Senior Debt Securities.......
Subordinated Debt
 Securities..................
Warrants.....................
Total........................       $150,000,000               $13,800

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Being registered hereunder are an indeterminate number of common shares, preferred shares and warrants of Ultra Petroleum Corp., and an indeterminate principal amount of senior and subordinated debt securities of Ultra Petroleum Corp., as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities being issued hereunder shall be such principal amount as shall result in an aggregate initial offering price of up to $150,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED MAY 31, 2002

PROSPECTUS

                                  $150,000,000


                             [Ultra Petroleum Logo]
                             Ultra Petroleum Corp.

                                 Common Shares
                                Preferred Shares
                             Senior Debt Securities
                          Subordinated Debt Securities
                                    Warrants

                                  -----------

  We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial public offering prices of the securities offered under this prospectus will not exceed $150,000,000.

  We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in these securities.

  Our common shares are listed on the Toronto Stock Exchange under the symbol "UP" and on the American Stock Exchange under the symbol "UPL." On May 30, 2002, the last reported sale price of our common shares on the American Stock Exchange was $8.51 per share.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus or whether it is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                  The date of this prospectus is      , 2002.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
About This Prospectus....................................................   2
Enforcement of Certain Civil Liabilities.................................   3
Where You Can Find More Information......................................   3
Disclosure Regarding Forward-Looking Statements..........................   4
About Ultra Petroleum Corp...............................................   4
Use Of Proceeds..........................................................   5
Ratios Of Earnings To Fixed Charges and Combined Fixed Charges and
 Preferred Dividends.....................................................   5
Description Of Our Capital Stock.........................................   6
Description Of Debt Securities...........................................   8
Description Of Warrants..................................................  19
Plan Of Distribution.....................................................  21
Certain Legal Matters....................................................  22
Experts..................................................................  22

                             ABOUT THIS PROSPECTUS

   In this prospectus, the terms "we," "us," "our" and the "Company" refer to Ultra Petroleum Corp. and its subsidiaries, unless otherwise required by the context. All references to dollars and "$" shall mean United States dollars, unless otherwise indicated.

   This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. This prospectus provides you with a general description of securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will also contain information, as applicable, about certain United States and Canadian federal income tax considerations relating to the securities in respect of which this prospectus is being delivered. Please carefully read this prospectus, any prospectus supplement, the documents incorporated by reference in the prospectus and the additional information described under "Where You Can Find More Information" before you make an investment decision.

   You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, together with the information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may change after the date on the front cover of this prospectus.

                    ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

   We are a Canadian corporation and certain of the experts named herein are neither citizens nor residents of the United States. A substantial part of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them or us within the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. There is doubt as to the enforceability against such persons and us in Canada, in original actions or in actions to enforce judgments of United States courts, of liabilities predicated solely upon the federal securities laws of the United States.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy statements, and other information that we file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering:

  .  our Annual Report on Form 10-K for the year ended December 31, 2001;

  .  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;
     and

  . the description of our common shares contained in our registration statement on Form 20-F as filed with the SEC on April 29, 1998.

   You may request a copy of these filings (other than an exhibit to a filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

     Investor Relations
     Ultra Petroleum Corp.
     16801 Greenspoint Park Drive, Suite 370
     Houston, TX 77060
     (281) 876-0120

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the documents we incorporate by reference into this prospectus contain forward-looking statements. We cannot assure you that the plans, intentions or expectations upon which our forward-looking statements are based will occur. Our forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this prospectus and the documents we incorporate by reference into this prospectus. Some of these risks which could affect our future results or cause our results to differ materially from those expressed in our forward-looking statements include:

  .  the volatility of oil and gas prices;

  .  the uncertainty of estimates of oil and gas reserves;

  . the prices of goods and services we use to explore for, develop and produce our reserves;

  . difficulties encountered during the exploration for and development and production of oil and gas;

  . difficulties encountered in delivering oil and gas to commercial markets;

  .  changes in the supply of or demand for oil and gas;

  .  the uncertainty of our ability to attract capital;

  . changes in the extensive government regulations regarding the oil and gas business; and

  .  compliance with environmental regulations.

   The information contained in this prospectus and in the documents incorporated by reference into this prospectus identify additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.

                          ABOUT ULTRA PETROLEUM CORP.

   Ultra Petroleum Corp. is an independent oil and gas company engaged in the development, production, operation, exploration and acquisition of oil and gas properties. Our operations are focused primarily on exploration and production of natural gas in the Green River Basin of southwest Wyoming and on exploration and production of oil in Bohai Bay, offshore the Peoples Republic of China. We control more than 265,000 gross acres in and around the prolific Jonah natural gas field and the 100 square mile Pinedale Anticline areas in Wyoming, and we have an interest in two oil exploration/development blocks in Bohai Bay, China. Our business strategy is to leverage human and technical resources to maximize the potential of our properties with the ultimate goal of growing proved reserves.

   We were incorporated on November 14, 1979 under the laws of the Province of British Columbia, Canada. We were continued (a transaction similar to a merger) into the Yukon Territory, Canada on March 1, 2000. On January 16, 2001, we completed the acquisition through a plan of arrangement of all of the outstanding shares of Pendaries Petroleum Ltd., a Houston-based independent oil and gas exploration company with its primary focus in the Bohai Bay, China. In exchange, we issued 14,994,958 of our common shares. The transaction was valued at approximately $40 million, based on the value of our common shares issued.

   Our principal executive offices are located at 16801 Greenspoint Park Drive, Suite 370, Houston, Texas 77060, and our telephone number at that location is
(281) 876-0120.

                                USE OF PROCEEDS

   Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes. These purposes may include acquisitions, working capital, capital expenditures, the repurchase of outstanding securities and the repayment of indebtedness. Pending any specific applications, we may initially invest proceeds from the sale of securities in short-term marketable securities.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                 COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

   The ratios of our earnings to our fixed charges and our combined fixed charges and preferred dividends for the periods indicated are as follows:

                               Three   Years Ended
                              Months    December    Six Months   Years ended
                               Ended       31,        Ended        June 30,
                             March 31, ----------- December 31, ----------------
                               2002    2001  2000      1999     1999  1998  1997
                             --------- ----- ----- ------------ ----  ----  ----
Ratio of earnings to fixed
 charges....................   6.11    12.02 11.68      (1)      (1)   (1)   (1)
Ratio of earnings to fixed
 charges and preferred
 dividends(2)...............

--------
(1) Earnings were insufficient to cover fixed charges by $1.6 million for the six-month period ended December 31, 1999 and by $8.9 million, $10.6 million and $1.1 million for the years ended June 30, 1999, 1998 and 1997, respectively.
(2) As of the date of this prospectus, there are no outstanding preferred shares, and we have not had any preferred shares outstanding at any time during the periods indicated. Therefore, our ratio of and deficit of earnings to combined fixed charges and preferred dividends for each of the periods indicated is the same as those reflected above for the ratio of or deficit of earnings to fixed charges.

   For these ratios, "earnings" consist of income (loss) before provision for income tax plus fixed charges excluding capitalized interest. "Fixed charges" consist of interest expense on indebtedness and capitalized interest, amortization of debt issuance costs, discounts and premiums and the portion of rental expense deemed to be representative of interest.

                        DESCRIPTION OF OUR CAPITAL STOCK

   Set forth below is a summary of all of the material provisions of our organizational documents. You should read the organizational documents, which are incorporated by reference as exhibits to this registration statement, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a shareholder.

Common Shares

   Pursuant to our articles of continuance, which is similar to a Delaware certificate of incorporation, we have the authority to issue an unlimited number of common shares, no par value per share. As of April 29, 2002, 73,732,043 common shares were outstanding, and 5,000,000 common shares were reserved for issuance under our 2000 Stock Incentive Plan.

   Voting rights. Holders of common shares are entitled to one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class of shares are entitled to vote separately. Our shareholders do not have the right to cumulate their votes in the election of directors. There are no limitations on the right of nonresident or foreign owners to hold or vote securities imposed by Canadian law or our articles of continuance.

   Dividends. Subject to the prior rights of the holders of any series of preferred shares that we may issue in the future and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares are entitled to receive dividends, as and when declared by our board of directors out of moneys properly applicable to the payment of dividends, in such amount and in such form as our board of directors may from time to time determine. Any dividends declared shall be paid in equal amounts per share on all common shares outstanding. Our loan documents currently prohibit us from paying dividends on our common shares.

   Liquidation. In the event of the dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, subject to the prior rights of the holders of any series of preferred shares that we may issue in the future and any other shares ranking senior to the common shares with respect to priority in the distribution for the purpose of winding-up, the holders of the common shares are entitled to receive our remaining property and assets.

   Fully Paid. All outstanding common shares are, and any common shares offered hereby will be, issued as fully paid and non-assessable.

   Other Rights. Holders of our common shares have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

   Any material United States or Canadian federal income tax consequences with respect to any offered common shares, including whether any payments of dividends and other payments will be subject to Canadian non-resident withholding tax, will be described in the prospectus supplement relating to the offering and sale of such common shares.

Preferred Shares

   Pursuant to our Articles of Continuance, we have the authority to issue up to 10,000,000 preferred shares. The following description sets forth certain general terms and provisions of our authorized preferred shares. If we offer preferred shares, the particular terms will be described in a prospectus supplement.

   Without seeking shareholder approval, our board may issue preferred shares with voting and other rights that could adversely affect the voting power of the holders of our common shares.

   The rights, preferences, privileges and restrictions of the preferred shares of each series will be fixed by the Articles of Amendment relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred shares, including:

  . the maximum number of shares in the series and the distinctive designation;

  .  the terms on which dividends, if any, will be paid;

  .  the terms on which the shares may be redeemed, if at all;

  .  the liquidation preference, if any;

  . the terms of any retirement or sinking fund for the repurchase or redemption of the shares of the series;

  . the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  .  the voting rights, if any, on the shares of the series; and

  . any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

   The issuance of preferred shares may delay, deter or prevent a change in control.

   The description of preferred shares above and the description of the terms of a particular series of preferred shares in the prospectus supplement are not complete. You should refer to the applicable Articles of Amendment for complete information.

   Any material United States or Canadian federal income tax consequences and other special considerations with respect to any offered preferred shares, including whether any payments of dividends and other payments will be subject to Canadian non-resident withholding tax, will be described in the prospectus supplement relating to the offering and sale of such preferred shares.

Anti-Takeover Provisions

   There are provisions of our organizational documents or Yukon law that may hinder or impede take-over bids. For example, our board of directors may, without shareholder approval, issue preferred shares with rights superior to the rights of the holders of common shares. As a result, preferred shares could be issued quickly, adversely affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control of the company or make removal of management more difficult. In addition, under the Yukon Business Corporations Act, business combinations, including a merger, reorganization or the sale, lease, or other disposition of all or a substantial part of our assets, must be approved by a majority of at least two-thirds of the votes cast by shareholders entitled to vote, and in limited circumstances, by each class of or series of shares regardless of whether such shares have the right to vote. In some cases, it may be advantageous for a business combination to be approved by a Yukon court. Shareholders may also have a right to dissent from the transaction, in which case, we must pay dissenting shareholders the fair value of their shares provided they have followed the required procedures.

Certain Charter and Bylaw Provisions

   Our articles of continuance and bylaws provide that any action required or permitted to be taken by our shareholders may be effected at a duly called annual meeting of the shareholders. Our articles of continuance do not provide for the division of our board of directors into classes. Each year at the annual meeting of shareholders, all directors are elected to hold office until the next succeeding annual meeting of shareholders.

   Our bylaws provide that a quorum of shareholders is present at a meeting of shareholders if the holder or holders of five percent of the shares entitled to vote at the meeting are present in person or represented by proxy. This provision has the effect of permitting a vote of less than a majority of the shares outstanding to modify the rights of holders of our common shares.

Transfer Agent and Registrar

   The transfer agent and registrar for our common shares is Computershare Trust Company.

Listing

   Our common shares are listed on the Toronto Stock Exchange under the symbol "UP" and on the American Stock Exchange under the symbol "UPL."

                         DESCRIPTION OF DEBT SECURITIES

   The debt securities will be our direct unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." Together, we refer to the senior indenture and subordinated indenture as the "indentures."

   We have not restated the indentures in their entirety. We filed the forms of the indentures as exhibits to our registration statement. While we have summarized the material provisions of the indentures, we urge you to read the indentures because they, and not this description, will control your rights as holders of debt securities. In the summary below, we have included references to section numbers of the applicable indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

General

   The debt securities described in a prospectus supplement will be our unsecured, senior or subordinated obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt, and will rank senior to our subordinated debt. The subordinated debt securities will have a junior position to our senior indebtedness. Subordinated debt securities may rank equally with or junior to any existing subordinated indebtedness. The terms of subordination are described below under "Subordination of Subordinated Debt Securities" and may be further described or changed in a prospectus supplement.

   A prospectus supplement relating to any series of debt securities that we offer will include specific terms relating to that series. These terms will include, among other things, some or all of the following:

  .  the title of the debt securities;

  .  the total principal amount;

  .  whether they are senior debt securities or subordinated debt securities;

  . if they are subordinated debt securities, the terms of subordination if different from those described below;

  . whether the series of debt securities are issuable as registered securities, bearer securities or both;

  . whether any debt securities of the series are to be issuable in temporary or permanent global form with or without coupons, and whether permanent global securities may be exchanged for securities of such series;

  .  the person to whom any interest on any series shall be payable;

  . the dates on which principal and any premium on the debt securities will be payable;

  . the interest rate or the method used to determine the interest rate, record and interest payment dates;

  . whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  . the place or places where payments on the debt securities are payable or the method of payment and where the debt securities may be surrendered for transfer or exchange;

  .  any optional redemption provisions;

  . any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of debt before final maturity;

  .  the denominations in which the debt securities will be issuable;

  . whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;

  . the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  . whether the securities of the series will be issued in the form of book-entry securities, the depositary for such series, and the circumstances for exchanging such book-entry securities for certificated securities;

  . any means of defeasance on the debt securities and any additional conditions or limitations to defeasance of the debt securities;

  .  any changes to or additional events of default or covenants;

  . if the principal amount payable at the stated maturity of any securities will not be determinable at any time prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such time;

  . any restriction or condition on the transfer or exchange of the debt securities;

  .  any rights that we may have to defer payments of interest;

  . any terms for the conversion or exchange of the debt securities for other securities of ours or any other entity; and

  .  any other terms of the series of debt securities.

   A series of debt securities may be issued with an original issue discount. An original issue discount provides that less than the entire principal amount of the series of debt securities is payable upon declaration of acceleration of the maturity of the series of debt securities. Special United States federal income tax considerations may be applicable to debt securities issued at an original issue discount if applicable. If applicable, these special considerations will be set forth in a prospectus supplement relating to the series of debt securities.

   The indentures do not limit the amount of debt securities or other types of indebtedness we may issue. The indentures allow debt securities to be issued up to any principal amount that we may authorize. The subordinated indenture allows us to issue subordinated debt securities which are convertible into other securities, including our common and preferred shares.

   Debt securities may be issued in certificated or global form. (Sections 201, 203 and 301)

Denominations

   The prospectus supplement for each series of debt securities will state whether we will issue the debt securities in registered form or in bearer form.

Modification of Indentures; Waiver of Covenants

   We generally may amend the indentures or the debt securities with the written consent of a majority in principal amount of the outstanding debt securities of each series affected by the amendment, with each series voting separately as a class. The holders of a majority in principal amount of the outstanding debt securities of any series may also waive our compliance with any provision of the indentures with respect to debt securities of that series. We must, however, obtain the consent of each holder of debt securities affected by an amendment or waiver which does, among other things, any of the following:

  . changes the stated maturity of, or any installment of principal of or interest on, any debt securities;

  . reduces the principal amount of, or rate of interest or premium payable on, any debt securities;

  . reduces the amount of the principal of an original issue discount security or other security which would be payable upon acceleration of the debt securities;

  . adversely affects any right of repayment at the option of a holder of any debt security;

  . reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

  . changes the place of payment where, or the currency in which, any debt security is payable;

  . impairs the right to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security; or

  . reduces the percentage of holders required to consent to any supplements, modifications, waivers or amendments to the indentures. (Section 902)

   Additionally, the subordinated indenture may not be modified to alter the terms of subordination of any outstanding series of subordinated debt securities without the consent of the holder of senior indebtedness that would be adversely affected by the modification. (Section 907 of the subordinated indenture)

   If we issue convertible subordinated debt securities, the terms of conversion may not be modified in a manner which is adverse to the holders of the convertible subordinated debt securities without the consent of such holders. (Section 902 of the subordinated indenture)

   If we issue a series of debt securities with an original issue discount or with a principal amount that is not fixed, the applicable prospectus supplement will describe the manner in which we will determine whether holders of a majority of principal amount of a series of debt securities have approved a modification or waiver of a provision of an indenture.

   We may amend the indentures or outstanding debt securities without notice to or consent from any holder of the debt security to do, among other things, any of the following:

  . permit a successor corporation to assume our obligations under the indenture following a merger, consolidation or similar transaction;

  . add to our covenants for the benefit of the holders of any series of debt securities;

  . add additional events of default for the benefit of the holders of all or any series of debt securities;

  . accept the appointment of a successor trustee of one or more series and to provide for more than one trustee, if applicable;

  .  cure any ambiguity, defect or inconsistency;

  .  secure debt securities issued pursuant to the indentures;

  . provide that bearer securities may be registrable as to principal, amend restrictions on the payment of principal, premiums or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations;

  . amend any provision of an indenture in a manner that does not apply to, or modify the rights of holders of, any debt securities outstanding at the time and entitled to rely on the provision;

  .  provide for uncertificated securities of any series;

  . comply with the requirements of the SEC in order to effect or maintain the qualification of the indentures under the Trust Indenture act; or

  . make any change that does not adversely affect the interests of any holder of outstanding debt securities. (Section 901)

Meetings of Holders of Debt Securities

   Each indenture contains provisions for convening meetings of the holders of a series if debt securities of that series are issuable as bearer securities. (Section 1401) A meeting may be called at any time by the Trustee, by our board of directors or the holders of at least 10% in aggregate principal amount of the outstanding securities of any series. (Section 1402) Except for any consent which must be given by the holder of each outstanding security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage which is less than a majority in aggregate principal amount of the outstanding securities of a series may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of the holders of such specified percentage in aggregate principal amount of the outstanding securities of that series. Any resolution passed or decision taken at any meeting of holders of any series duly held in accordance with the applicable indenture will be binding on all holders of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding securities of a series. (Section
1404)

No Protection if a Change of Control Occurs

   Unless we otherwise state in a prospectus supplement, the debt securities will not contain any provision which may allow holders of debt securities the right to require us to repurchase the debt securities if a change of control occurs or if we engage in a transaction which materially increases our leverage. A change of control or a highly leveraged transaction could adversely affect the holders of debt securities.

Events of Default

   Unless we inform you otherwise in the prospectus supplement, "Event of Default" means any of the following (Section 501):

  . failure to pay the principal of or any premium on any debt security when due;

  .  failure to pay interest on any debt security within 30 days after due;

  .  failure to deposit any sinking fund payment within 30 days after due;

  . failure to perform, or breach of, any other covenant in the indenture (other than an agreement or covenant that we have included in the indenture solely for the benefit of other series of debt securities) that continues for 90 days after we are given written notice;

  .  our bankruptcy, insolvency or reorganization; or

  . any other Event of Default for that series of debt securities described in the applicable prospectus supplement.

   An Event of Default for a particular series of debt securities may, but does not necessarily, constitute an Event of Default for any other series of debt securities.

   If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain exceptions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. (Section 502)

   The indentures provide that a holder of a series of debt securities may not file a lawsuit or otherwise institute proceedings under the indenture or appoint a receiver or trustee unless the following happens:

  .  the holders give the trustee written notice;

  . the holders of 25% of the series of debt securities also give such notice and offer reasonable indemnification to the trustee;

  . the holders of at least a majority of the aggregate principal amount of the series of debt securities do not give an inconsistent notice; and

  . the trustee does not institute the proceeding within 60 days of the demand. (Section 507)

   The four requirements listed above do not apply to proceedings instituted by a holder of a series of debt securities to enforce the payment of principal, premium or interest. (Section 508)

   If we issue a series of debt securities with an original issue discount, the prospectus supplement will describe the amount a holder of the debt securities is entitled to receive if the series of debt securities is declared due and payable.

   The trustee is not obligated to exercise any of its rights or powers under an indenture at the request or direction of any holders, unless the holders offer the trustee reasonable indemnity against costs, expenses and liabilities. (Section 602). If they provide this reasonable indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. The trustee is not required to take action which the trustee determines is prejudicial to the holders of the series of debt securities who do not request the trustee to take the action, or which may cause the trustee to have personal liability. (Sections 512 and 601)

Covenants

   Under the indentures, we have agreed, among other things, to:

  . pay the principal of and any interest and any premium on the debt securities when due (Section 1001);

  .  maintain a place of payment (Section 1002);

  . deposit sufficient funds with the paying agent on or before the due date for any principal, interest or any premium payment or, if we act as our own paying agent, segregate such funds and hold them in trust for the benefit of the holders of the debt securities (Section 1003);

  . make all payments on the debt securities to holders who are United States aliens without withholding for any taxes or other governmental charges, if the debt securities of a series so provides; provided that if we are required to make any such withholding, we will pay the additional amount of such withholding to such holders (Section 1004); and

  . deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture (Section 1006).

Consolidation, Merger or Sale

   The indentures generally permit us to amalgamate, consolidate or merge with or sell, transfer or lease all or substantially all of our assets to another entity if we comply with the terms and conditions of the indentures relating to such a transaction, which include the following:

  . the remaining or acquiring entity (if other than us) must (i) be formed in a United States or Canadian jurisdiction and (ii) assume all of our responsibilities and liabilities under the indentures including the payment of all amounts payable on the debt securities and performance of all the covenants in the indentures;

  .  the transaction must not cause a default or event of default to occur;
     and

  . we must deliver to the trustee a certificate signed by certain of our officers and an opinion of counsel stating that the transaction complies with the indentures.

   The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, our successor may exercise our rights and powers under the indentures, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Sections 801 and 802).

Subordination of Subordinated Debt Securities

   Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of certain of our senior indebtedness. (Section 1601) The indebtedness that will be senior indebtedness with respect to a series of subordinated debt securities is described in the subordinated indenture as may be modified by the applicable supplemental indenture.

   The subordinated indenture provides that no payment of principal, interest or premium may be made on the subordinated debt securities if:

  . we fail to pay the principal, interest, any premium or other amounts when due on any indebtedness described as specified senior indebtedness in the subordinated indenture as may be modified by the applicable supplemental indenture; or

  . we default in performing any other covenant in any senior indebtedness if the covenant default allows the holders of such specified senior indebtedness to accelerate the maturity of the specified senior indebtedness. (Section 1603)

   A covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after the holders of the specified senior indebtedness notify us and the trustee that a blockage period has begun. The holders of specified senior indebtedness may only give one such notice during a 360 day period. (Section 1603)

   The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture. (Section 1606)

   The subordinated indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Conversion

   Under the subordinated indenture we may issue subordinated debt securities which are convertible into or exchangeable for our common shares, preferred shares, debt securities, other securities or property or securities or property issued by another entity. Convertible subordinated debt securities will be convertible on terms and at a conversion price described in the prospectus supplement. (Section 301, 1501 and 1502) The subordinated indenture will provide for adjustments in the conversion price if we make changes to our capital structure. (Section 1504)

   If the securities are convertible into our common shares, the conversion price will be subject to change if any of the following events occur:

  .  we issue common shares as a dividend to our shareholders;

  .  we subdivide, combine or reclassify our common shares;

  . we issue rights, which may be exercised for 45 days or less, to our shareholders to purchase common shares at a price per share less than the market price of the common shares at the time the rights are issued; or

  . we distribute to our shareholders debt securities, equity securities or assets, other than cash dividends paid from our surplus. (Section 1504)

   Adjustments in the conversion price may have tax consequences. These tax consequences, if applicable, will be described in the prospectus supplement. We also will not issue fractional shares upon conversion, but will pay the value of a fractional share to the person who would otherwise be entitled to receive such payment. (Section 1503)

   If we consolidate or merge with, or sell all or substantially all of our assets to, another company, the convertible subordinated debt securities will be convertible into the consideration that a holder of the convertible subordinated debt securities would have received had the holder exercised the conversion rights immediately before the consolidation, merger or sale. (Section 1505)

   If a series of subordinated debt securities is convertible into anything other than our common shares, the prospectus supplement will describe the following:

  .  the events which will cause an adjustment in the conversion price;

  .  any related tax consequences of the adjustments in the conversion price;

  .  any special treatment of fractional shares; and

  . the effect of a consolidation, merger or sale of all or substantially all of our assets on the conversion rights.

Defeasance

   When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. The following discussion of legal defeasance and covenant defeasance (Sections 1301 to 1306) will be applicable to a series of debt securities (other than convertible subordinated debt securities) only if we choose to have them apply to that series.

 Legal Defeasance

   If we provide in an applicable prospectus supplement, and as long as we take steps to make sure that you receive all of your payments under the debt securities of that series and are able to transfer the debt securities of that series, we can elect to legally release ourselves from any obligations on such series of debt securities (such a release is called "legal defeasance") other than:

  . the rights of holders of outstanding notes to receive payments in respect of the principal of and premium and interest on the debt securities when these payments are due;

  . our obligation to replace any temporary debt securities, register the transfer or exchange of any debt securities, replace mutilated, lost or stolen debt securities, compensate and reimburse the trustee, remove and appoint a successor trustee, maintain an office or agency for payments in respect of the debt securities and qualify the indenture under the Trust Indenture Act;

  .  the rights, powers, trusts, duties and immunities of the trustee; and

  .  the legal defeasance provisions of the indentures. (Section 1304)

   In order for us to accomplish legal defeasance, the following must occur:

  . We must irrevocably deposit with the trustee cash and/or United States government and/or United States government agency securities that will generate enough cash to make interest, principal and any other payments on such debt securities on their various due dates.

  . Such defeasance shall not cause the trustee to have a conflict of interest.

  . There must be a change in current United States federal tax law or an IRS ruling that lets us make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current United States federal tax law, the deposit and our legal release from the securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

  . We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above and that all of the conditions to legal defeasance in the indenture have been satisfied.

   We will not be able to achieve legal defeasance if there is a continuing default or event of default under the indentures or if doing so would violate any other material agreement to which we are a party. (Section 1304). If we ever were to accomplish legal defeasance as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

 Covenant Defeasance

   Under current United States federal tax law, we can make the same type of deposit described above and be released from certain covenants relating to a series of debt securities. The release from these covenants is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and/or securities set aside in trust to repay the series of debt securities. We may not defease an obligation, if any, to convert a series of debt securities into shares of our common shares, preferred shares or other securities as provided in the subordinated indenture. In order to achieve covenant defeasance, we must do the following:

  . We must deposit in trust for the benefit of all holders of the series of debt securities cash and/or United States government or United States government agency securities that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  . We must deliver to the trustee a legal opinion of our counsel confirming that under current United States federal tax law we may make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. The opinion also must state that all of the conditions to covenant defeasance in the indenture have been fulfilled.

   Further, such defeasance may not cause the trustee to have a conflict of interest.

   We will not be able to achieve covenant defeasance if there is a continuing default or event of default under the indenture or if doing so would violate any other material agreements to which we are a party. The indenture describes the types of covenants we may fail to comply with without causing an event of default if we accomplish covenant defeasance. (Section 1303)

   If we elect to make a deposit resulting in covenant defeasance, the amount of money and/or United States government or United States government agency securities deposited in trust should be sufficient to pay amounts due on the debt securities at the time of their maturity. However, if the maturity of the debt securities is accelerated due to the occurrence of an event of default, the amount in trust may not be sufficient to pay all amounts due on the debt securities. We would remain liable for the shortfall as described in the applicable indenture.

Form, Exchange, Registration and Transfer

   We may issue debt securities of a series in definitive form solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Unless we otherwise indicate in an applicable prospectus supplement, bearer securities will have interest coupons attached. (Section 201) The indentures also provide that debt securities of a series may be issuable in temporary or permanent global form. (Section 201)

   Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Unless we otherwise provide with respect to any series of debt securities, bearer securities will not be issued in exchange for registered securities. (Section 305)

   Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indentures. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Trustee will serve initially as security registrar for purposes of registering registered securities and transfers of registered securities. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series and, if debt securities of a series are also issuable as bearer securities, we will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

   In the event of any redemption in part, we shall not be required to

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days prior to the selection of debt securities of that series for redemption and ending on the close of business on (A) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (B) if debt securities of the series are issuable as bearer securities, the date of the first publication of the relevant notice of redemption, or if debt securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or

  . register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part, or

  . exchange any bearer security called for redemption, except that such a bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents

   Unless we otherwise indicate in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as we may designate from time to time, in the manner indicated in such prospectus supplement. (Section 1002) Unless we otherwise indicate in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender to the paying agent of the coupon relating to such interest payment date. (Section 1001) No payment with respect to any bearer security will be made at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on bearer securities denominated and payable in United States dollars will be made at the office of our paying agent in New York City, if (but only if) payment of the full amount thereof in United States dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

   Unless we otherwise indicate in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made by check mailed on or before the due date to the holder's registered address or by wire transfer. (Section 307) Unless we otherwise indicate in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the regular record date for such interest. (Section 307)

   Unless we otherwise indicate in an applicable prospectus supplement, the trustee will act as its own paying agent for payments with respect to debt securities which are issuable solely as registered securities, and we will maintain a paying agent outside the United States for payments with respect to debt securities (subject to limitations described above in the case of bearer securities) which are issuable solely as bearer securities or as both registered securities and bearer securities. We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in New York City for principal payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise), and (ii) a paying agent in a place of payment located outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 1002)

   All moneys paid by us to a paying agent for the payment of principal of and any premium or interest on any debt security which remain unclaimed at the end of one year after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to us, and the holder of such debt security or any coupon will thereafter look only to us for payment thereof. (Section 1003)

Global Debt Securities

   Debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depository identified in the prospectus supplement relating to such series. (Section 203) Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global debt security may not be transferred except as a whole by the depository for such global debt security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor. (Section 305)

   We will describe the specific terms of the depository arrangement with respect to a series of debt securities and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global debt securities will be described in the prospectus supplement relating to such series.

Governing Law

   New York law will govern the indenture and the debt securities.

Notices

   Except as otherwise provided in the indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in New York City and in such other city or cities as may be specified in such bearer securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

   Title to any bearer securities (including bearer securities in permanent global form) and any coupons appertaining thereto will pass by delivery. We, the Trustee and any agent of ours or the Trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the owner thereof (whether or not such debt security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

   We will replace any mutilated debt security or a debt security with a mutilated coupon appertaining thereto at the expense of the holder upon surrender of such debt security to the trustee. We will replace debt securities or coupons that became destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the debt security and coupons or evidence of destruction, loss or theft thereof satisfactory to us and the trustee; in the case of any coupon which becomes destroyed, stolen or lost, we will replace such coupon by issuance of a new debt security in exchange for the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and us may be required of the holder of such debt security or coupon before we will issue a replacement debt security. (Section 306)

Information about the Trustee

   The trustee may resign at any time. The prospectus supplement will describe any rights the holders of a series of debt securities have to remove the trustee. Under the Trust Indenture Act of 1939, as amended, governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Similarly, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or subordinated indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, a successor trustee will have to be appointed in accordance with the provisions of the applicable indenture.

Certain Income Tax Considerations

   Any material United States or Canadian federal income tax consequences with respect to any offered debt securities, including whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax, and any consequences relating to debt securities payable in a currency other than United States dollars, issued at an original issue discount for Untied States federal income tax purposes or containing early redemption provisions or other special terms, will be described in the prospectus supplement relating to the offering and sale of such debt securities.

                            DESCRIPTION OF WARRANTS

   We may issue warrants, including warrants to purchase common shares, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants we may offer. We will set forth further terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement.

Debt Warrants

   The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

  .  the title of such debt warrants;

  .  the offering price for such debt warrants;

  .  the aggregate number of such debt warrants;

  . the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

  . if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

  . if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

  . the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

  . the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  . if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

  . whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

  .  information with respect to book-entry procedures, if any;

  . the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

  . if applicable, a discussion of United States and Canadian federal income tax considerations;

  .  the antidilution provisions of such debt warrants, if any;

  . the redemption or call provisions, if any, applicable to such debt warrant; and

  . any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

Share Warrants

   The applicable prospectus supplement will describe the terms of any warrants exchangeable for common shares, including:

  .  the title of such warrants;

  .  the offering price of such warrants;

  .  the aggregate number of such warrants;

  . the designation and terms of the common shares issued by us purchasable upon exercise of such warrants;

  . if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  . if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

  . the number of common shares issued by us purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

  . the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  . if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  . the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

  . if applicable, a discussion of United States and Canadian federal income tax considerations; and

  .  the antidilution provisions of the warrants, if any.

                              PLAN OF DISTRIBUTION

   We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will set forth the following information:

  .  the terms of the offering;

  .  the names of any underwriters or agents;

  .  the purchase price;

  .  the net proceeds to us;

  .  any delayed delivery arrangements;

  . any underwriting discounts and other items constituting underwriters' compensation;

  .  the initial public offering price;

  .  any discounts or concessions allowed or reallowed or paid to dealers;
     and

  .  any commissions paid to agents.

Sale Through Underwriters or Dealers

   If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

   If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of our securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

   We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

   We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any of these sales in the prospectus supplement.

Delayed Delivery Contracts

   If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

   We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or may perform services for us in the ordinary course of their businesses.

                             CERTAIN LEGAL MATTERS

   Unless otherwise indicated in the applicable prospectus supplements, the validity of the securities offered by this prospectus will be passed upon for us by Preston Lackowicz & Shier, our Canadian legal counsel. We may receive opinions regarding other matters in connection with an offering of securities from our United States legal counsel, Haynes and Boone, LLP, or other United States legal counsel. These opinions will be disclosed in a prospectus supplement.

                                    EXPERTS

   The consolidated financial statements as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000, the six months ended December 31, 1999 and the year ended June 30, 1999, incorporated by reference in this prospectus, have been audited and reported upon by KPMG, LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

                             [Ultra Petroleum Logo]

                                 Common shares

                                Preferred Shares

                             Senior Debt Securities

                          Subordinated Debt Securities

                                    Warrants

                               ----------------

                                   PROSPECTUS

                                 [     ], 2002

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

   SEC Registration Fee.............................................. $ 13,800
   Printing Expenses................................................. $ 50,000*
   Accounting Fees and Expenses...................................... $ 30,000*
   Legal Fees and Expenses........................................... $ 75,000*
   Miscellaneous..................................................... $ 11,200*
                                                                      --------
   Total............................................................. $180,000*
                                                                      ========

--------
* Estimated.

ITEM 15. Indemnification of Directors and Officers.

   We are incorporated under the Yukon Business Corporations Act.

   The Yukon Business Corporations Act and the Company's Bylaws provide the following authority to indemnify directors or officers or former directors or officers of the Company or of a company of which the Company is or was a shareholder:

     (1) Except in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     (2) A corporation may, with the approval of the Supreme Court of the Yukon Territory, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason by being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

     (3) Notwithstanding anything in subsections (1) through (6) of this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity (A) was substantially successful on the merits of his defense of the action or proceeding, (B) fulfills the conditions set out in paragraphs (1)(a) and (b), and (C) is fairly and reasonably entitled to indemnity.

     (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

     (5) A corporation or a person referred to in subsection (1) may apply to the Supreme Court of the Yukon Territory for an order approving an indemnity under this section and the Supreme Court of the Yukon Territory may so order and make any further order it thinks fit.

     (6) On an application under subsection (5), the Supreme Court of the Yukon Territory may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

   The Bylaws of the Company also provide that the provisions for indemnification contained in the Bylaws (outlined in subsections (1) and (2) above) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise both as to an action in his official capacity and as to an action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director of officer and shall inure to the benefit of the heirs and legal representatives of such person. The Company maintains director's and officer's insurance.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. Exhibits.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  *1.1   Form of Underwriting Agreement

  +3.1   Certificate of Continuance and Articles of Continuance of Ultra
         Petroleum Corp. (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q filed with the SEC on August
         9, 2001)

  +3.2   Bylaws of Ultra Petroleum Corp. (incorporated by reference to Exhibit
         3.1 of the Company's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2001)

   4.1   Form of Indenture for Senior Debt Securities

   4.2   Form of Subordinated Indenture for Subordinated Debt Securities

  *4.4   Form of Senior Debt Security

  *4.5   Form of Subordinated Debt Security

  +4.12 Specimen of common share certificate (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2001)

   5.1   Opinion of Preston Lackowicz & Shier

  12.1   Computation of Statement of Ratios of Earnings to Fixed Charges and
         Combined Fixed Charges and Preferred Dividends

  23.1   Consent of KPMG, LLP

  23.2   Consent of Preston Lackowicz & Shier (included in Exhibit 5.1)

 *25.1   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939 of the Trustee under the Indenture (Senior Debt Securities)

 *25.2   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939 of the Trustee under the Subordinated Indenture (Subordinated
         Debt Securities)

--------
+ Incorporated by reference as indicated.
* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 17. Undertakings

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 31st day of May, 2002.

                                          ULTRA PETROLEUM CORP.

                                                 /s/ Michael D. Watford
                                          By: _________________________________
                                                   Michael D. Watford,
                                              Chairman of the Board, Chief
                                                        Executive
                                                  Officer and President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ Michael D. Watford           Chairman of the Board of      May 31, 2002
______________________________________  Directors, Chief
          Michael D. Watford            Executive Officer and
                                        President (Principal
                                        Executive Officer)

      /s/ F. Fox Benton III            Vice President, Corporate     May 31, 2002
______________________________________  Development and Finance
          F. Fox Benton III             (Principal Financial and
                                        Accounting Officer)

      /s/ W. Charles Helton            Director                      May 31, 2002
______________________________________
          W. Charles Helton

       /s/ James E. Nielson            Director                      May 31, 2002
______________________________________
           James E. Nielson

       /s/ Robert E. Rigney            Director                      May 31, 2002
______________________________________
           Robert E. Rigney

         /s/ James C. Roe              Director                      May 31, 2002
______________________________________
             James C. Roe

                               INDEX TO EXHIBITS

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  *1.1   Form of Underwriting Agreement

  +3.1   Certificate of Continuance and Articles of Continuance of Ultra
         Petroleum Corp. (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q filed with the SEC on August
         9, 2001)

  +3.2   Bylaws of Ultra Petroleum Corp. (incorporated by reference to Exhibit
         3.1 of the Company's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2001)

   4.1   Form of Indenture for Senior Debt Securities

   4.2   Form of Subordinated Indenture for Subordinated Debt Securities

  *4.4   Form of Senior Debt Security

  *4.5   Form of Subordinated Debt Security

  +4.12 Specimen of common share certificate (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2001)

   5.1   Opinion of Preston Lackowicz & Shier

  12.1   Computation of Statement of Ratios of Earnings to Fixed Charges and
         Combined Fixed Charges and Preferred Dividends

  23.1   Consent of KPMG, LLP

  23.2   Consent of Preston Lackowicz & Shier (included in Exhibit 5.1)

 *25.1   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939 of the Trustee under the Indenture (Senior Debt Securities)

 *25.2   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939 of the Trustee under the Subordinated Indenture (Subordinated
         Debt Securities)

--------
+ Incorporated by reference as indicated.
* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.